Exhibit 99.1

Press Release #201127	FOR IMMEDIATE RELEASE	October 1, 2011

New Investor Relations Consultant; Options Granted

Vancouver, BC—Enertopia Corporation (ENRT-OTCQB) (TOP-CNSX) (the "Company" or "Enertopia") announces that it has appointed Mr. Peter Grandich as Investor Relations Consultant. Mr. Grandich will assist the Company with the development and implementation of a public and investor relations and communications program, and provide ongoing assistance to the Company regarding the development and enhancement of the Company's public and market image.

Mr. Grandich is the founder of Grandich.com and Grandich Publications, LLC, and is editor of The Grandich Letter, which was first published in 1984. Mr. Grandich is based in New Jersey, USA and provides research, analysis, and investor relations services for certain of the companies featured in the articles appearing in his publications (each a "Featured Company"). Featured Companies pay fees to Mr. Grandich that include securities-based compensation. Mr. Grandich’s expertise is expected to be of significant value to the Company as it moves forward.

Mr. Grandich will receive US$30,000 for the first year of his consulting contract with the Company and a grant of 200,000 stock options as per the Company’s stock option plan of which 50,000 stock options will be vested as of December 1, 2011 and 50,000 stock options will be vested in each subsequent quarter to be fully vested by September 1, 2012 in connection with his engagement as a consultant.

About Enertopia

Enertopia (www.enertopia.com) shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Copper Hills or Arizona property or exploration thereof, will have any measurable impact upon the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.